UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 4, 2017

CELSIUS HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

000-55663	20-2745790
(Commission File Number)	(IRS Employer Identification No.)

2424 N Federal Highway, Suite 208. Boca Raton, Florida 33431

 (Address of principal executive offices and zip code)

(561) 276-2239
(Registrant’s telephone number including area code)

Former Name or Former Address (If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

When used in this Current Report on Form 8-K, unless otherwise indicated, the terms “the Company,” “Celsius,” “we,” “us” and “our” refer to Celsius Holdings, Inc. and its subsidiaries.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 4, 2017, Tim Leissner resigned as a member of our board of directors. On May 5, 2017, the board appointed John Fieldly, our Interim President and Chief Executive Officer and our Chief Financial Officer to the vacancy on the board created by Mr. Leissner’s resignation, to serve until Celsius’ next annual meeting of shareholders and until his successor is duly elected and qualified. The board believed that given Mr. Fieldly’s over five years’ experience as an executive officer of the Company and the fact that the remaining members of our board are “independent,” he is qualified to fill the vacancy created by Mr. Leissner’s resignation.  In addition, Christopher Lai, was appointed as Co-Chairman of the board and a member of the board’s Nominating and Corporate Governance Committee to fill the vacancies resulting from Mr. Leissner’s departure.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSIUS HOLDINGS, INC.

Date: May 5, 2017	By:	/s/ John Fieldly
John Fieldly, Interim President and Chief Executive Officer
Chief Financial Officer